Exhibit 10.29
CONSULTING AGREEMENT
This Consulting Agreement (this “Agreement”) is made and entered into as of November 2, 2020, by and between Delek US Holdings, Inc., a Delaware corporation (the “Company”) and Frederec Green, an individual residing in the state of Tennessee (“Consultant”).
RECITALS
WHEREAS, the Company desires to secure the Consultant’s continuous services, and the Consultant desires to provide such services to the Company;
WHEREAS, the Consultant has and will obtain certain confidential information of the Company and its affiliates and the Consultant acknowledges and understands that, during the course of the performance of his services pursuant to this Agreement, the Consultant will become familiar with certain confidential information of the Company and its affiliates which is exceptionally valuable to the Company and its affiliates and vital to the success of the Company’s and its affiliates’ business; and
WHEREAS, the Company and the Consultant desire to protect such confidential information from disclosure to third parties or use of such information to the detriment of the Company.
NOWTHEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:
SECTION 1.– NATURE AND TERM OF SERVICES

a.Services. The Company hereby agrees to engage the Consultant to perform, and the Consultant hereby agrees to perform, such consulting services relating to the Company’s and its affiliates’ marketing and business development and other related services, as requested by senior management of the Company (the “Consultant’s Services”). The Consultant shall at all times perform his duties and discharge his responsibilities under this Agreement diligently and conscientiously, and to the best of his ability, and shall direct its best efforts to further and maximize the business and interests of the Company and its shareholders, in accordance with sound business practices and applicable laws and regulations. The Consultant shall render the services in a timely and professional manner consistent with industry standards and in accordance with this Agreement. The Consultant may not subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. Subject to compliance with the Consultant’s obligations hereunder, the Consultant shall retain the sole control and discretion to determine the methods by which the Consultant performs the services and the places at which, the equipment and supplies with which, and the hours during which such services are to be rendered.

b.Term. The term of the Agreement (the “Term”) shall begin on November 2, 2020, and shall continue through April 30, 2021, unless earlier terminated by either party subject to the terms of this Agreement. The Term may be extended by the written agreement of both parties.

c.Status as Independent Contractor. Nothing contained in this Agreement shall be construed as creating a relationship between Company and any of its affiliates and Consultant other than that of independent contractor. Consultant shall not be deemed an agent of the Company or of any other company affiliated with the Company, and Consultant shall have no right, power or authority to act in any way in the name of the Company or its affiliated companies.
SECTION 2.– COMPENSATION

a.Fees. In consideration of the Consultant’s Services to be provided by the Consultant, the Company shall pay the Consultant an amount equal to $40,000 (the “Quarterly Fee”) per quarter during the Term of this Agreement; for the avoidance of doubt, the Quarterly Fee shall be due for the period of November 2, 2020 through January 31, 2021 and February 1, 2021 through April 30, 2021. The Quarterly Fee assumes 100 hours of work by the Consultant during each quarter of the Term; provided, however, the Quarterly Fee shall remain payable notwithstanding the failure of the Company to utilize Consultant’s services to such extent during the Term of the Agreement. Should Consultant anticipate that he will exceed 100 hours in a quarter, Consultant shall notify Company in advance and Consultant and Company shall discuss an adjustment to Consultant’s Quarterly Fee. The Quarterly Fees shall be paid in arrears and shall be due and payable 30 days following the end of the contract quarter. Consultant is aware that from all fees paid herein Consultant will be obligated to pay any and all federal and state taxes.

b.Company IT Equipment and Services. The Company shall issue to Consultant certain IT equipment, which Consultant shall use exclusively for the performance of the Consulting Services. The Company shall also provide Consultant with a Company email address and access to the Company’s email and network services. Following the expiration or earlier termination of this Agreement, Company shall have the option to direct Consultant to return the equipment or allow Consultant to remove all Company-related applications, licenses and Documents and keep said equipment.

c.Benefits. The Consultant and the Company acknowledge and agree that as the Consultant is an independent contractor, the Company shall not, and shall have no obligation to, by reason of this Agreement, provide the Consultant with any benefits (including, but not limited to, any health, disability, deferred compensation, severance, insurance, profit sharing, or pension benefits) pursuant to this Agreement. If, notwithstanding such specific intention and agreement. Consultant is finally adjudged to be an employee of Company by a court of competent jurisdiction, then to the maximum extent permitted by applicable law, such status shall not entitle Consultant to, and Consultant specifically waives entitlement to Company employee benefits including, but not limited to, medical, dental, life insurance, 401(k) program, stock option plans, stock purchase plan, vacation leave, sick leave, and holidays. In the event that Consultant is finally adjudged to be entitled to any of such benefits by a court of competent jurisdiction, the Company shall be entitled to recover from Consultant the fair market value of any such benefits if, and to the extent that, the monetary compensation payable to Consultant under this Agreement exceeds the reasonable compensation, prorated for the term of this Agreement, that Consultant would have received if Consultant had been employed with Company, as of the effective date of this Agreement, as an employee of the Company to do equivalent work. For the avoidance of doubt, this Agreement does not affect Consultant’s (a) vested pension, 401(k) or retiree health benefits earned through his prior employment with the Company and (b) any benefits that specifically survived his employment by agreement.

d.Expenses. During the Term of this Agreement, the Consultant shall be reimbursed by the Company for all ordinary and necessary out-of-pocket expenses for travel, lodging, meals, or any other similar expenses incurred by the Consultant in performing the Consultant’s Services for the Company (including mileage reimbursement at the established IRS rate in the event Consultant is required to use his personal vehicle on Company business), to the extent that such expenditures meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for deductibility by the Company for federal income tax purposes and which are substantiated and documented by the Consultant as required by the Code and in accordance with policies established by the Company from time to time (i.

e., Consultant must file with the Company a standard expense report using a form approved by the Company).

e.Statements. Upon request by the Company, Consultant agrees to furnish the Company period statements for any period in which Consultant has worked for Company together with a periodic expense statement. Such statement shall be sent by e-mail to such person as the Company may designate. Consultant further agrees to sign and deliver to Company upon request an IRS Form W-9 if needed, and Consultant certifies he is not subject to “backup withholding”.

SECTION 3.– CONFIDENTIAL INFORMATION

a.Definition of Confidential Information. For the purposes of this Agreement, the term “Confidential Information” shall mean information, ideas and materials in any form that are not generally known to the public that (i) relate to (A) the Company or its affiliates, including their customers, suppliers, vendors, employees, consultants, contractors and other persons with which the Company or its affiliates may have relationships (collectively, “Related Persons”), or (B) the Company’s or its affiliates’ past, present or future operations, or (ii) the Consultant received from or are made accessible by the Company, its affiliates or their Related Persons. All information disclosed to the Consultant or to which the Consultant obtains access during any period of the Consultant’s service to the Company, whether pursuant to this Agreement or otherwise, or to which the Consultant obtains access by reason of any such service to the Company or its affiliates, that the Consultant has a reasonable basis to believe is or may be Confidential Information, shall be presumed for purposes of this Agreement to be Confidential Information. The Company and the Consultant acknowledge and agree that the foregoing Confidential Information is extremely valuable to the Company and shall be deemed to be a “Trade Secret”. For the purposes of this Section 3.1, such information is “not generally known to the public” if it is not generally known to third parties who can obtain economic value from its disclosure and use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. In the event that any part of the Confidential Information becomes generally known to the public through legitimate origins (other than by the breach of this Agreement by the Consultant), that part of the Confidential Information shall no longer be deemed Confidential Information for the purposes of this Agreement, but the Consultant shall continue to be bound by the terms of this Agreement as to all other Confidential Information.

b.Non-Disclosure of Confidential Information. The Consultant will not prior to, during, or after termination of, this Agreement, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, or utilize for the Consultant’s personal benefit or for the benefit, any Confidential Information.

c.Delivery Upon Termination. Upon termination of this Agreement for any reason, the Consultant will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, or any other documents which contain Confidential Information (collectively, the “Documents”).

d.Equitable Remedies. The Consultant agrees and acknowledges disclosure of Confidential Information in breach of this Agreement will result in immediate and irreparable harm to the business and goodwill of the Company and that monetary damages and remedies at law for such breach would be inadequate. The Company shall therefore be entitled to apply for and receive from any court of competent jurisdiction an injunction to restrain any violation of this Agreement and for such further relief as the court may deem just and proper, and the Consultant shall, in addition, pay to the Company the Company’s costs and expenses in enforcing such terms (including court costs and reasonable attorneys’ fees).

e.Continuing Obligation. The obligations, duties and liabilities of the Consultant pursuant to this Section 3 of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of this Agreement for any reason whatsoever, for five years after the termination of this Agreement.

SECTION 4.– MISCELLANEOUS

a.Termination.

i..This Agreement shall be terminable by either party, with or without breach, and for any reason and without prior notice.

ii..This Agreement shall terminate automatically upon the death or Disability of the Consultant. As used herein, “Disability” means Consultant’s inability to perform the Consultant’s Services, due to a physical or mental injury, illness or impairment for a period of (1) thirty consecutive days or (ii) an aggregate of sixty (whether or not consecutive) in any 6-month period. The Company reserves the right to make the determination of disability under this Agreement in good faith based upon information supplied by Consultant and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers. Consultant shall not unreasonably withhold his consent to release relevant medical information or records to the medical personnel selected by the Company or its insurers.

iii..In the event Company terminates this Agreement for a Material Breach or Consultant terminates this Agreement, Company’s sole liability to Consultant shall be to pay Consultant for any unpaid amounts earned and accrued hereunder through the date of termination.

iv..For purposes of this Agreement, termination for Material Breach means termination by the Company because of Consultant’s willful engagement in illegal conduct or gross misconduct in carrying out the terms of this Agreement.

v..This Agreement shall terminate automatically upon a Change of Control. As used herein, “Change of Control” means the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change of Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the Directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of Directors of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation

vi..Notwithstanding the termination or expiration of this Agreement, the obligations pursuant to Sections 1.3, 3, 4.1 and 4.10 shall remain binding on the parties.

b.Assignment. Except as provided in this Section 4.2, the Consultant and the Company acknowledge and agree that the covenants, terms and provisions contained in this Agreement and the rights of the parties hereunder cannot be transferred, sold, assigned, pledged or hypothecated; provided, however, that, subject to Section 4.1.5, this Agreement shall be binding upon and inure to the benefit of the Company and any successor to or assignee of all or substantially all of the business and property of the Company. In addition, the Company may assign its rights hereunder to a direct or indirect subsidiary, affiliated company, or division of the Company without the consent of the Consultant.

c.Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and shall not be modified except in writing by the parties hereto.

d.Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

e.Notices. Any notices required to be sent by a party under this Agreement shall be given in writing and shall be deemed to have been duly given if sent by registered prepaid post to the last known address of the other party. Any such notice shall be deemed to have been given two working days after registered prepaid posting or in the case of a notice delivered personally at the time of delivery.

f.Waiver. The waiver by the Company or the Consultant of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

g.Governing Law. This Agreement shall be governed by the laws of the State of Tennessee, without regards to any conflicts of law provisions.

h.Consent to Jurisdiction. The Consultant agrees that any action or proceeding to enforce, or that arises out of, this Agreement may be commenced and maintained in the district courts of the State of Tennessee, or in the United States District Court for the Middle District of Tennessee, and the Consultant hereby waives any objection to the jurisdiction of said courts in any litigation arising hereunder on the basis that such court is an inconvenient forum or otherwise.

i.Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute one and the same instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.

j.Release. By his signature below, Consultant hereby releases the Company and its affiliates and their officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

k.Consultant Acknowledgment. Consultant acknowledges that he has had the opportunity to obtain independent legal advice in regard to this Agreement, that he has read and understood this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Delek US Holdings, Inc.

By: /s/ Jared P. Serff_______________            /s/ Frederec Green__________________
Name:    Jared P. Serff                    Frederec Green
Title: Executive Vice President, Human
    Resources

By: /s/ Abigail Yates_______________
Name: Abigail Yates
Title: General Counsel, Executive Vice
President